Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Munich
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Doha	Orange County
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October 27, 2008	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	London	Shanghai
	Los Angeles	Silicon Valley
	Madrid	Singapore
	Milan	Tokyo
	Moscow	Washington, D.C.

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, CA 95138

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Integrated Device Technology, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 4,000,000 shares of common stock, $0.001 par value per share (the “Shares”), to be issued pursuant to the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan (the “Plan”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2008, (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein only as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered and paid for as contemplated by the Plan, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

October 27, 2008

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP